Exhibit 1.1

Beverly Enterprises, Inc.

$100,000,000
2.75% Convertible Subordinated Notes due 2033

UNDERWRITING AGREEMENT

October 16, 2003

Lehman Brothers Inc.
As Representative of the several
Underwriters named in Schedule A
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

     Beverly Enterprises, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell $100,000,000 aggregate principal amount of 2.75% Convertible Subordinated Notes due 2033 of the Company (the “Firm Securities”) to the several Underwriters named in Schedule A hereto (the “Underwriters”). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional $15,000,000 aggregate principal amount of 2.75% Convertible Subordinated Notes due 2033 on the terms and for the purposes set forth in Section 2 (the “Option Securities” and together with the Firm Securities, the “Securities”). This is to confirm the agreement between the Company and the Underwriters concerning the offer, issue and sale of the Securities as of the date first written above.

     The Securities will be issued pursuant to an indenture (the “Base Indenture”) to be dated as of the First Closing Date (as defined in Section 4), between the Company and The Bank of New York, as Trustee (the “Trustee”), and a supplemental indenture, to be dated as of the First Closing Date, between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Securities will be convertible into duly and validly issued, fully paid and nonassessable shares of common stock, $0.10 par value per share (the “Common Stock”), of the Company (such shares, the "Conversion Shares”) on the terms, and subject to the conditions, set forth in the Indenture.

     This Agreement and the Indenture are referred to herein collectively as the “Transaction Documents”.

             1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to and agrees with the Underwriters that:

     (a) A registration statement on Form S-3 (File No. 333-52708) setting forth information with respect to the Company, the Securities and the Conversion Shares has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act, and the Base Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”). Copies of such registration statement (and any amendments thereto) and all exhibits thereto have been delivered by the Company to you as the Representative of the Underwriters (the “Representative”). As used in this Agreement, (i) “Registration Statement” means the Registration Statement on Form S-3 (File No. 333-52708), when it became effective under the Act, and as from time to time amended or supplemented thereafter (or if any post-effective amendment to the Registration Statement has been filed with the Commission prior to the execution and delivery of this Agreement, then the time that the most recent such amendment has been declared or become effective by the Commission); (ii) “Effective Time” means the date and the time as of which such Registration Statement was declared effective by the Commission; (iii) “Effective Date” means the date of the Effective Time; (iv) “Base Prospectus” means the prospectus (together with all documents incorporated therein by reference), dated March 1, 2001 and included in Registration Statement No. 333-52708; (v) “Supplemental Prospectus” means the prospectus supplement (together with all documents incorporated therein by reference), dated October 16, 2003, relating to the Securities and the Conversion Shares; (vi) “Preliminary Prospectus” means any preliminary form of the Prospectus (including any supplement thereto) which has been filed pursuant to Rule 424 of the Rules and Regulations (as hereinafter defined) and (vii) “Prospectus” means the Base Prospectus and the Supplemental Prospectus relating to the Securities and the Conversion Shares, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the rules and regulations of the Commission under the Securities Act (the “Rules and Regulations”). If the Company has filed an abbreviated registration statement to register additional Securities pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Reference made herein to the Preliminary Prospectus as amended or supplemented shall include, without limitation, any prospectus relating to the Securities and the Conversion Shares filed with the Commission pursuant to Rule 424 of the Rules and Regulations that amends or supplements the Prospectus. Reference made herein to the Registration Statement or to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus.

     (b) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

     (c) The Registration Statement, as of the Effective Date and on the date that any post-effective amendment to the Registration Statement becomes effective, conformed in all material respects with the requirements of the Securities Act, and the Incorporated Documents, as of their respective dates, conformed in all material respects with the requirements of the Exchange Act and none of them contained any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its date and as of the applicable Closing Date, conformed and will conform in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or did not and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of information specified in Section 8(e) hereof.

     (d) The documents incorporated by reference in the Prospectus (the “Incorporated Documents”), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     (e) Each of the Company and its subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own, lease or hold its properties and to conduct the businesses in which it is engaged, except where the failure to so qualify would not be reasonably expected to have a material adverse effect on the consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and none of the subsidiaries of the Company, other than Beverly Health and Rehabilitation Services, Inc., is a “Significant Subsidiary”, as such term is defined in Section 15 hereof.

     (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except for directors’ qualifying shares) and conform to the description thereof contained in the Prospectus; and all of the issued shares of capital stock or limited liability membership interests, as the case may be, of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (collectively, “Liens”) of any nature (other than Liens under the Security Documents as such term is defined in the Credit Agreement, dated as of October 22, 2003 (the “Credit Agreement”), among the Company, the lenders party thereto, Lehman Commercial Paper Inc., as Administrative Agent, the arranger, the co-arrangers and the other agents named therein (collectively, the “Permitted Liens”)). There has been no change in the authorized capitalization or the Company or any of its subsidiaries since the date indicated in the Prospectus except with respect to (i) changes occurring in the ordinary course of business and (ii) changes in outstanding Common Stock resulting from transactions relating to employee benefit plans or dividend reinvestment and stock purchase plans.

     (g) Except as set forth in the Prospectus, (i) there are no outstanding securities convertible into or exchangeable for, or warrants, options or rights issued by the Company to purchase, any shares of the capital stock of the Company, (ii) there are no statutory, contractual, preemptive or other rights to subscribe for or to purchase any Common Stock and (iii) there are no restrictions upon transfer of the Common Stock pursuant to the Company’s certificate of incorporation or bylaws.

     (h) This Agreement has been duly authorized, executed and delivered by the Company.

     (i) The Company has all necessary power and authority to execute and deliver the Indenture and perform its obligations thereunder; the Indenture has been duly authorized by the Company and has been qualified under the Trust Indenture Act; when the Indenture is duly executed and delivered by the Company, assuming due authorization, execution and delivery of the Indenture by the Trustee, it will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus.

     (j) The Company has all necessary power and authority to execute, issue and deliver the Securities and perform its obligations thereunder; the Securities have been duly authorized by the Company; when the Securities are executed, authenticated and issued in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement on the applicable Closing Date, assuming due authentication of the Securities by the Trustee, such Securities will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting creditors generally and except as may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing; and the Securities will conform, when issued, in all material respects to the description thereof contained in the Prospectus.

     (k) The Company has all necessary corporate power and authority to execute, issue and deliver the Conversion Shares; the Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Securities and are free of preemptive rights; all Conversion Shares, when issued and delivered upon conversion of the Securities in accordance with the terms of the Indenture, will be duly and validly authorized and issued, fully paid and nonassessable and will be free and clear of any Liens; and the Conversion Shares will conform, if issued, in all material respects to the description thereof in the Prospectus.

     (l) The execution, delivery and performance by the Company of the Transaction Documents, the issuance of the Securities and the Conversion Shares, if at all, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby (the “Transactions”) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (ii) result in any violation of the provisions of the charter or by-laws or other constituent document of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets, (iii) result in the imposition or creation of (or the obligation to create or impose) a Lien (other than the Permitted Liens) under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties or assets is bound or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

     (m) Except (i) with respect to the registration of the Securities and the Conversion Shares under the Securities Act and the Exchange Act, (ii) as required by the state securities or “blue sky” laws and (iii) for such consents, approvals, authorizations, orders, filings or registrations which have been obtained or made, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of the Transaction Documents, the issuance and sale of the Securities and the Conversion Shares, if at all, or the consummation of the Transactions.

     (n) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (a “Material Loss”), other than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, other than as set forth or contemplated in the Prospectus.

     (o) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition, the results of operations, cash flows and changes in the financial position of the Company and its subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved; the supporting schedules, if any, included or incorporated by reference in the Preliminary Prospectus or the Prospectus present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Preliminary Prospectus and Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (p) Ernst & Young LLP (the “Accountants”), who have certified the financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial comfort letter referred to in Section 7(j) hereof, are independent public accountants as required by the Securities Act; and the Accountants, whose report appears in the Prospectus and who have delivered the initial comfort letter referred to in Section 7(j) hereof, were independent accountants as required by the Securities Act during the periods covered by the financial statements on which they reported.

     (q) Except as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (r) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be set forth in the Prospectus which is not so set forth.

     (s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned, directly or indirectly, or to be owned by such person or to require the Company to include such securities in any registration statement filed by the Company, including the Registration Statement.

     (t) There are no contracts, agreements or other documents which are required by the Securities Act to be set forth in the Prospectus or filed as exhibits to the Registration Statement which have not been set forth in the Prospectus or filed as exhibits to the Registration Statement.

     (u) Since the date as of which information is given in the Prospectus and through the date hereof, the Company has not (i) issued or granted any securities, including any securities, other than in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stock purchase plan, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business and which are not material, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on any of its capital stock.

     (v) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or other constituent document, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any material permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an “Authorization”) necessary to the ownership of its properties or assets or to the conduct of its business that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     (w) Neither the Company nor any of its subsidiaries is or, as of the applicable Closing Date after giving effect to the issuance of the Securities and the application of the net proceeds therefrom as set forth in the Prospectus, will be an “investment company” within the meaning of such term under the Investment

Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

     (x) Neither the Company, nor to its knowledge, any of its Affiliates (as defined in Rule 501(b) of Regulation D, an “Affiliate”), has taken, directly or indirectly, any action (i) designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities or the Common Stock to facilitate the sale or resale of such securities or (ii) prohibited by Regulation M under the Securities Act.

     (y) Each of the Company and its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof other than such returns for which the failure to file would not, individually or in the aggregate, result in a Material Adverse Effect and has paid all taxes due thereon, other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which, in the case of both (i) and (ii), adequate reserves have been established on the books and records of the Company or its subsidiaries in accordance with generally accepted accounting principles. No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would result in), individually or in the aggregate, a Material Adverse Effect.

     (z) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them and material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects or as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries (other than Permitted Liens and as otherwise set forth in the Prospectus); and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

     (aa) Except as set forth in the Prospectus, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties from insurers of recognized financial responsibility and as is customary for companies engaged in similar businesses in similar industries. Neither the Company nor any of its subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) except as set forth in the Prospectus, has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not reasonably be expected to have a Material Adverse Effect.

     (bb) Each of the Company and its subsidiaries has all Authorizations, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable environmental law, ordinance, rule, regulation, order, judgment, decree or permit, necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not reasonably be expected to have a Material Adverse Effect; each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries, except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (cc) All facilities, providers and suppliers owned, operated or managed by the Company and its subsidiaries (collectively, the “Company Facilities”) (i) are licensed, to the extent necessary, under applicable state laws to conduct their business as described in the Prospectus, except as would not reasonably be expected to result in a Material Adverse Effect; (ii) are certified for participation or enrollment in the Medicare and Medicaid programs; (iii) have the benefit of a current and valid provider agreement with the Medicare and Medicaid programs; and (iv) are in substantial compliance with the terms and conditions of participation in such programs and have received all approvals or qualifications necessary for reimbursement, except, in each case, where the failure to be so licensed or certified, to have such agreements, to be in such compliance or to have such approvals or qualifications, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the amounts established as provisions for Medicare and Medicaid adjustments or overpayments and adjustments or overpayments by any other third party payors on the financial statements of the Company are sufficient in all material respects to pay any amounts for which the Company or any of its subsidiaries may be liable for such adjustments or overpayments. Except as described in the Prospectus, none of the Company or any of its subsidiaries has received notice from the regulatory authorities which enforce the statutory or regulatory provisions in respect of the Medicare, Medicaid or other federal healthcare programs of any pending or threatened audits, reviews, investigations, surveys (other than routine surveys) or decertification proceedings, and none of the Company or any of its subsidiaries has any reason to believe that any such audits, reviews, investigations, surveys or proceedings are pending, threatened or imminent, in each case, which notices or threatened investigations, surveys or proceedings singly or in the aggregate would reasonably be expected to have a Material Adverse Effect.

     (dd) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and licenses necessary for the conduct of their respective businesses, except where the failure to own or possess any such rights would not reasonably be expected to have a Material Adverse Effect and the Company and each of its subsidiaries have no reason to believe that the conduct of their respective businesses will conflict with; and neither the Company nor any of its subsidiaries has received notice of infringement of or conflict, in any material respect, with asserted rights of others with respect to any of such intellectual property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (ee) None of the Company and its subsidiaries is involved in any strike, job action or labor dispute with any group of employees that would reasonably be expected to have a Material Adverse Effect, and, to the Company’s knowledge, no such action or dispute is threatened.

     (ff) Each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), as to which the Company or any of its subsidiaries has or could have any liability, is in compliance in all material respects with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), each such “employee benefit plan” has been established and administered in accordance with its terms and each of the Company and its subsidiaries is in compliance in all material respects with its obligations under ERISA and the Code with respect to each such “employee benefit plan;” no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred with respect to any “employee benefit plan” for which the Company or any of its subsidiaries could have any liability, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; each of the Company and its subsidiaries has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or complete or partial withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971 or 4975 of the Code; and each “employee benefit plan” for which the each of the Company or its subsidiaries could have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     (gg) There has been no violation by the Company or any of its subsidiaries of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit relating to the protection of natural resources, human health or the environmental (“Environmental Law”) or storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes, hazardous substances or any other material that is regulated under, or that could result in the imposition of liability under, any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, petroleum and petroleum products (collectively, “Hazardous Substances”), by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned, leased or operated by the Company or its subsidiaries in violation of any Environmental Law or which would require remedial action under any Environmental Law or which would otherwise result in liability under Environmental Law, except for any violation, remedial action or liability which would not reasonably be expected to have, individually or in the aggregate with all such violations, remedial actions and liabilities, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environmental surrounding such property of any Hazardous Substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not reasonably be expected to have, individually or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumping and releases, a Material Adverse Effect; except as disclosed in the Prospectus, there is no claim by any governmental agency or body against the Company or any of its subsidiaries under any Environmental Law that the Company believes may result in a fine or other monetary sanction of $100,000 or more; and except as disclosed in the Prospectus, no material expenditures by the Company or any of its subsidiaries are anticipated in order to maintain compliance with Environmental Law.

     (hh) All indebtedness of the Company that will be repaid with the proceeds of the issuance and sale of the Securities was incurred, and the indebtedness represented by the Securities is being incurred, for proper purposes and in good faith and the Company was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities, and will be on the applicable Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities) solvent, and had at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities and will have on the applicable Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities) sufficient capital for carrying on its business and was, at the time of the incurrence of such indebtedness that will be repaid with the proceeds of the issuance and sale of the Securities, and will be on the applicable Closing Date (after giving effect to the application of the proceeds from the issuance of the Securities) able to pay its debts as they mature.

     (ii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of June 30, 2003; and (iii) are effective to provide reasonable assurance that they perform the functions for which they were established.

     (jj) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

     (kk) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

     (ll) Each of the Company and its subsidiaries (i) makes and keeps books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for its assets, (C) access to the Company’s assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (mm) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (nn) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the U.S. Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

             2. Purchase of the Securities by the Underwriters. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell $100,000,000 aggregate principal amount of the Firm Securities to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the principal amount of Firm Securities set forth opposite that Underwriter’s name on Schedule A hereto.

     In addition, the Company grants to the Underwriters an option to purchase up to $15,000,000 aggregate principal amount of Option Securities. The Option Securities shall be purchased severally for the account of the Underwriters in proportion to the principal amount of Firm Securities set opposite the name of each Underwriter in Schedule A hereto. The respective purchase obligations of each Underwriter with respect to the Option Securities shall be adjusted by the Underwriters so that no Underwriter shall be obligated to purchase Option Securities other than in 100 note amounts. Such option is granted for the purpose of covering over-allotments in the sale of Firm Securities and is exercisable as provided in Section 4 hereof.

     The purchase price of both the Firm Securities and any Option Securities shall be 97.25% of the principal amount thereof.

     The Company shall not be obligated to deliver any of the Securities to be delivered on any applicable Closing Date, except upon payment for all the Securities to be purchased as hereinafter provided.

             3. Offering of Securities by the Underwriters. Upon authorization by the Underwriters of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus.

             4. Delivery of and Payment for the Securities. Delivery of and payment for the Firm Securities shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 10:00 a.m., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriters and the Company. This date and time are referred to herein as the “First Closing Date”. On the First Closing Date, the Company shall deliver or cause to be delivered certificates representing the Firm Securities to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Upon delivery, the Firm Securities shall be registered in such names and in such denominations as the Underwriters shall request in writing not less than two full business days prior to the First Closing Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Securities, the Company shall make the certificates representing the Firm Securities available for inspection by the Underwriters in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the First Closing Date.

     The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Underwriters. Such notice shall set forth the amount (which shall be an integral multiple of $1,000 principal amount) of Option Securities as to which the option is being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Underwriters, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Securities are delivered are referred to as a “Option Closing Date” and the First Closing Date and any Option Closing Date are sometimes each referred to as a “Closing Date”.

     Delivery of and payment for the Option Securities shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriters and the Company) at 10:00 a.m., New York City time, on such Option Closing Date. On such Option Closing Date, the Company shall deliver or cause to be delivered the certificates representing the Option Securities to the Underwriters for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Upon delivery, the Option Securities shall be registered in such names and in such denominations as the Underwriters shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Securities, the Company shall make the certificates representing the Option Securities available for inspection by the Underwriters in New York, New York, not later than 2:00 p.m., New York City time, on the business day prior to such Option Closing Date.

     Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of the Underwriters hereunder.

             5. Further Agreements of the Company. The Company agrees:

     (a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the last Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; prior to the termination of the offering of Securities as determined by the Underwriters, not to file any document that would be deemed to be incorporated by reference in the final Prospectus pursuant to Item 12 of Form S-3 without delivering to the Underwriters a copy of the document proposed to be so filed, such delivery to be made as promptly as is practicable prior to such filing, and to consult with the Underwriters as to any comments which the Underwriters make in a timely manner with respect to the document so delivered; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

     (b) To furnish promptly to the each of the Underwriters and to counsel to the Underwriters, upon the request of either, a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

     (c) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (excluding exhibits), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus and (iii) any documents incorporated by reference in the Prospectus (excluding exhibits thereto) and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Securities or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon its request, to file such documents and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

     (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the reasonable judgment of the Underwriters, be required by the Securities Act or is requested by the Commission;

     (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Prospectus, pursuant to Rule 424 of the Securities Act, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing;

     (f) As soon as practicable after the Effective Date, to make generally available to the Company’s security holders and to deliver to the Underwriters an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Securities Act);

     (g) Promptly from time to time, to take such action as the Underwriters may reasonably request to qualify the Securities and the Conversion Shares for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (h) For a period of two years following the First Closing Date, to furnish to the Underwriters copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act; provided, however, that the Company shall not be required to provide the Underwriters with any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR;

     (i) For a period of 90 days from the date hereof, not to, directly or indirectly, (1) announce an offering of, or file any registration statement with the Commission relating to, debt or equity securities of the Company (other than the offering contemplated by this Agreement), offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition or purchase by any person at any time in the future of) any debt or equity securities of the Company (other than the Securities), any securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the Securities, the Conversion Shares and Common Stock to be issued in the ordinary course under the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or debt securities of the Company or sell or grant options, warrants or rights with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than the grant of options, warrants or rights pursuant to option plans existing on the date hereof) or debt securities of the Company or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock or debt securities of the Company, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, without the prior written consent of the Underwriters; and to cause each executive officer and director of the Company to furnish to the Underwriters, on or prior to the date hereof, a letter, substantially in the form of Annex A hereto;

     (j) To use its best efforts to have the Conversion Shares approved by the New York Stock Exchange Inc. (“NYSE”) for listing prior to the First Closing Date;

     (k) Not to take, directly or indirectly, any action which is designed to stabilize or manipulate, or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation, of the price of any security of the Company in connection with the offering of the Securities;

     (l) To use its best efforts to cause the Securities to be accepted for clearance and settlement through the facilities of DTC;

     (m) To execute and deliver the Indenture in form and substance reasonably satisfactory to the Underwriters;

     (n) To apply the net proceeds from the issuance of the Securities as set forth under the caption “Use of Proceeds” in the Prospectus;

     (o) To take such steps as shall be necessary to ensure that neither the Company nor any of its subsidiaries shall become an “investment company” as defined, and subject to regulation, under the Investment Company Act;

     (p) Between the date hereof and the Closing Date, not to do or authorize any act or thing that would result in an adjustment of the conversion price of the Securities; and

     (q) To reserve and keep available at all times, free of pre-emptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.

             6. Expenses. The Company agrees to pay the following expenses, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated:

     (a) the costs incident to the authorization, issuance, sale and delivery of the Securities and the Conversion Shares, if applicable, and any taxes payable in that connection;

     (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, the Prospectus, and any amendments and exhibits thereto;

     (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including exhibits), any Preliminary Prospectus, the Prospectus and any

amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement;

     (d) the costs of producing and distributing the terms of any agreement relating to the organization of the underwriting syndicate and selling group to the members thereof, by mail, telex or other means of communication;

     (e) the filing fees incident to securing the review by the NYSE of the terms of sale of the Securities and any applicable listing or other fees, including all expenses and fees in connection with the application for inclusion of the Securities and the Conversion Shares on the NYSE;

     (f) the fees and expenses of qualifying the Securities and the Conversion Shares under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a U.S. Blue Sky memorandum (including related fees and expenses of counsel to the Underwriters, not to exceed $10,000);

     (g) all costs and expenses incident to the “road show” or other investor presentations made in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, any travel and lodging expenses of the Underwriters or representatives and officers of the Company and any such consultants involved in connection with any such road shows, and the costs of any aircraft chartered in connection with such road show;

     (h) all fees and expenses incurred in connection with any rating of the Securities;

     (i) the fees and expenses (including fees and disbursements of counsel, if applicable) of the Company, the Accountants, the Trustee and the costs and charges of any registrar, transfer agent, paying agent or conversion agent under the Indenture; and

     (j) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement.

             7. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, when made and on the applicable Closing Date, of the representations and warranties of the Company contained herein, to the performance by the

Company of its obligations hereunder and to each of the following additional terms and conditions:

     (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a), no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

     (b) No Underwriter shall have discovered and disclosed to the Company prior to or on such Closing Date that the Registration Statement, the Prospectus or any amendment or supplement thereto, in the opinion of Simpson Thacher & Bartlett LLP, counsel to the Underwriters, contains an untrue statement of any fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of the Registration Statement, the Prospectus, the Transaction Documents, the Securities and the Conversion Shares and all other legal matters relating to the offering, issuance and sale, as applicable, of the Securities and the Conversion Shares and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

     (d) Latham & Watkins LLP, counsel to the Company, shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit A hereto, and to such further effect as the Underwriters may reasonably request.

     (e) Weil, Gotshal & Manges LLP, counsel to the Company, shall have furnished to the Underwriters its written opinion, as counsel to the Company, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit B hereto, and to such further effect as the Underwriters may reasonably request.

     (f) John Arena, Esq., General Counsel of the Company, shall have furnished to the Underwriters his written opinion addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the

Underwriters, to the effect set forth in Exhibit C hereto, and to such further effect as the Underwriters may reasonably request.

     (g) The Underwriters shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require.

     (h) The Underwriters shall have received from Reed Smith LLP, special regulatory counsel to the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriters may reasonably require.

     (i) At the time of execution of this Agreement, the Underwriters shall have received from the Accountants a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

     (j) With respect to the letter of the Accountants referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial comfort letter”), the Company shall have furnished to the Underwriters a letter (the “bring-down comfort letter”) of such accountants, addressed to the Underwriters and dated such Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

     (k) The Company shall have furnished to the Underwriters a certificate, dated the applicable Closing Date, of its Chief Executive Officer and its Chief Financial Officer, in form and substance reasonably satisfactory to the Underwriters, stating that:

     (i) the representations and warranties of the Company in Section 1 of this Agreement are true and correct in all material respects as of such Closing Date; and the Company has complied with all its agreements and satisfied all conditions on its part to be performed or satisfied prior to or on such Closing Date;

     (ii) the Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission as of the applicable Closing Date; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with;

     (iii) they have carefully examined the Registration Statement and the Prospectus and, in their opinion, (x)(A) the Registration Statement, as of the Effective Date and on the date that any post-effective amendment to the Registration Statement becomes effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus, as of its date and as of the applicable Closing Date, did not and does not contain any untrue statement of a material fact and did not and does not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (y) since the date of the Supplemental Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus; and

     (iv) since the respective dates as of which information is given in the Prospectus, other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement filed in accordance with the terms of this Agreement) (A) there has not occurred any change or any development that would reasonably be expected to have a Material Adverse Effect, (B) there has not been any change in the capital stock, the short-term debt or the long-term debt of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect, (C) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, (D) a Material Loss has not occurred, (E) the Company has not declared or paid any dividend on its capital stock and (F) except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole.

     (l) The Indenture (in form and substance reasonably satisfactory to the Underwriters) shall have been duly executed and delivered by the Company and the Trustee, and the Securities shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

     (m) The Underwriters shall have received from each executive officer and director of the Company listed on Schedule 1 of Annex A an executed letter contemplated by Section 5(i) hereof.

     (n) The Credit Agreement, in form and substance reasonably satisfactory to the Underwriters, shall have become effective and all conditions to borrowing loans thereunder shall be satisfied.

     (o) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus (A) any Material Loss, otherwise than as set forth or contemplated in the Prospectus, or (B) since such date there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case set forth in clause (A) or (B), is, in the judgment of a majority in interest of the several Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the applicable Closing Date on the terms and in the manner contemplated in the Prospectus and this Agreement.

     (p) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s Securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act and (ii) no such organization shall have publicly announced or informed the Company that it has under surveillance or review, with possible negative implications, its rating of any of the Securities or of any other debt securities issued or guaranteed by the Company.

     (q) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the NYSE, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a material disruption in securities settlement, payment or clearance services in the United States or there shall have occurred a material disruption of securities clearance or settlement systems, (iii) a banking moratorium shall have been declared by Federal or state authorities of the United States, (iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Securities, or (v) the occurrence of any other calamity, crisis (including, without limitation, as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Securities being delivered on such Closing Date or that, in the judgment of the Underwriters, would materially and adversely affect the financial markets or the markets for the Securities and other convertible debt securities.

     (r) The Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request to evidence compliance with the conditions set forth in this Section 7.

     (s) The Company shall have reserved, free of pre-emptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.

     (t) The Common Stock issuable upon the conversion of the Securities shall have been listed on the NYSE subject to notice of issuance.

     (u) Each Executive officer and director of the Company shall have furnished to the Underwriters a letter substantially in the form of Annex A hereto.

     The Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request to evidence compliance with the conditions set forth in this Section 7. All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Underwriters. Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel to the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

             8. Indemnification and Contribution.

     (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which any Underwriter or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus (in each case, excluding any amendment or supplement) or in each case, any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus (in each case, excluding any amendment or supplement) or in each case, any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such act or failure to act undertaken or omitted to be taken by any Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and any director, officer, employee and controlling person promptly upon demand for any legal or other expenses reasonably incurred by any Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus (in each case, excluding any amendment or supplement) or in each case, any amendment or supplement thereto, or in any Blue Sky Application in reliance upon and in conformity with the written information concerning such Underwriter furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) hereof, provided, however, that the Company shall not be liable to any Underwriter under the indemnity agreement in this Section 8(a) to the extent, but only to the extent, that such loss, claim, damage, or liability of such Underwriter results from the fact that such Underwriter sold Notes to a person and there was not sent or given to such person, at or prior to the written confirmation of such sale to such person, to the extent required by law, a copy of the Supplemental Prospectus and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus previously delivered to such person which was corrected in the Supplemental Prospectus, unless the Company had not previously furnished copies of the Supplemental Prospectus in sufficient quantities to such Underwriter to permit delivery on a timely basis. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any of the Underwriters or to any director, officer, employee or controlling person of any of the Underwriters.

     (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus (in each case, excluding any amendment or supplement) or in each case, any amendment or supplement thereto or in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus (in each case, excluding any amendment or supplement) or in each case, any amendment or supplement thereto or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, which information is described in Section 8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall, (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the written consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Securities purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Securities under this Agreement, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

     (e) The Underwriters severally confirm, and the Company acknowledges, that the statements in the last paragraph on the cover page of the Prospectus

Supplement and the second sentence of the ninth paragraph under the caption “Underwriting” in the Prospectus Supplement are correct and constitute the only information concerning the Underwriters furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

             9. Defaulting Underwriters.

             If, on either Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Securities which the defaulting Underwriter agreed but failed to purchase on such Closing Date in the respective proportions which the principal amount of the Firm Securities set opposite the name of each remaining non-defaulting Underwriter in Schedule A hereto bears to the total principal amount of the Firm Securities set opposite the names of all the remaining non-defaulting Underwriters in Schedule A hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Securities on such Closing Date if the total principal amount of the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total principal amount of the Securities to be purchased on such Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the total principal amount of the Securities which it agreed to purchase on such Closing Date pursuant to the terms of Section 2 hereof. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on such Closing Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date, this Agreement (or, with respect to the Option Closing Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Securities) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule A hereto who, pursuant to this Section 9, purchases Firm Securities which a defaulting Underwriter agreed but failed to purchase.

             Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Securities of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

             10. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(o), 7(p) or 7(q) hereof shall have occurred or if the Underwriters shall decline to purchase the Firm Securities for any reason permitted under this Agreement.

             11. Reimbursement of Underwriters’ Expenses. If (a) the Company fails to tender the Securities for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled or (b) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (including the termination of this Agreement pursuant to Section 10 hereof), the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Underwriters.

             12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

     (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration Department (Fax: (212) 526-0943), with a copy, in the case of any notice pursuant to Section 8(c) hereof, to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019; and

with a copy to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, Attention: William B. Brentani, (Fax: (212) 455-2502; Telephone (650) 251-5110); and

     (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Financial Officer (Fax: (479) 201-5501; Telephone: (479) 201-5510) and Attention: John Arena, General Counsel-Corporate (Fax: (479) 478-1883; Telephone: (479) 201-4813); and

with a copy to Latham & Watkins LLP, Attention: Steven Della Rocca, Esq. (Fax: (212)751-4864; Telephone: (212) 906-1330).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

             13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of each of the Underwriters and the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

             14. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

             15. Definition of the Terms “Business Day” and “Significant Subsidiary". For purposes of this Agreement, (a) “business day” means any day on which the NYSE is open for trading and (b) “Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X.

             16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of New York.

             17. Consent to Jurisdiction; Forum Selection; Appointment of Agent for Service of Process; Waiver of Jury Trial.

     (a) The Underwriters and the Company hereby submit to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby.

     (b) Any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby may be brought only in the courts of the State of New York or the courts of the United States of America located in the State of New York, located in the Borough of Manhattan, City of New York, State of New York. Each of the parties hereto waives any objection that it may have to the venue of such suit, action or proceeding in any such court or that such suit, action or proceeding in such court was brought in an inconvenient court and agrees not to plead or claim the same.

     (c) The Company hereby irrevocably appoints Corporation Service Company, 80 State Street, Albany, New York 12207-2543, as its authorized agent in the State of New York upon which process may be served in any suit action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to Corporation Service Company by the person serving the same to the address provided in Section 12 shall be deemed in every respect effective service of process upon the Company in any such action, suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of 7 years from the date of this Agreement.

     (d) Any right to trial by jury with respect to any lawsuit, claim, action or other proceeding arising out of or relating to this Agreement or the services to be rendered by the Underwriters hereunder is expressly and irrevocably waived.

             18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

             19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

     If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Beverly Enterprises, Inc.

By:	/s/ PAMELA H. DANIELS

	Name:	Pamela H. Daniels
	Title:	Senior Vice President and Controller Beverly Enterprises, Inc.

Accepted:

Lehman Brothers Inc.
As Representative of the several
Underwriters named in Schedule A

By:	/s/ BRIAN McCARTHY

Authorized Representative

ANNEX A

[LOCK-UP LETTER AGREEMENT]

Lehman Brothers Inc.,
As representative of the several
Underwriters named in Schedule A
to the Underwriting Agreement
c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Dear Ladies and Gentlemen:

     The undersigned understands that you propose to enter into an underwriting agreement (the “Underwriting Agreement”) providing for the purchase by you of 2.75% Convertible Subordinated Notes due 2033 (the “Securities”) of Beverly Enterprises, Inc., a Delaware corporation (the “Company”), which are convertible into fully paid, nonassessable shares of common stock of the Company, $0.10 par value per share (the “Common Stock”), and that the Underwriters propose to reoffer the Securities to the public pursuant to the Underwriting Agreement (the “Offering”).

     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any debt securities of the Company (other than the Securities), any shares of Common Stock or any securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the shares of Common Stock into which the Securities are convertible and shares issued in the ordinary course pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights) or debt securities of the Company or sell or grant options, warrants or rights with respect to any shares of Common Stock, securities convertible into or exchangeable for Common Stock or substantially similar securities (other than the grant of options, warrants or rights pursuant to option plans existing on the date hereof) or debt securities of the Company or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock or debt securities of the Company, whether any such transaction set forth in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, for a period of 90 days after the date of the final prospectus relating to the Offering. The foregoing provisions shall not apply to transfers, without consideration, of Common Stock or debt securities or any securities convertible into, or exercisable or exchangeable for Common Stock to family members or to one or more trusts established for the benefit of one or more family members, provided that the transferee executes and delivers to Lehman Brothers Inc., as representative of the Underwriters, an agreement whereby the transferee agrees to be bound by all of the foregoing provisions.

     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

     The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. In addition, it is understood that, if the Company notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities, the undersigned shall be released from the undersigned’s obligations under this Lock-Up Letter Agreement without any further action by the parties.

     This Agreement shall be governed by, and construed in accordance with, the laws of New York.

     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

[NAME]

By:

Name:

Dated:

Schedule 1

Executive Officers and Directors

Executive Officers

William R. Floyd
Douglas J. Babb
David R. Devereaux
Jeffrey P. Freimark
Patrice K. Acosta
Pamela H. Daniels
James M. Griffith
Patricia C. Kolling
Blaise J. Mercadante, Ph.D.
Harold A. Price, Ph.D.
Richard D. Skelly, Jr.
Chris W. Roussos
Cindy H. Susienka
Diane L. Munson

Directors

William R. Floyd
John D. Fowler
James R. Greene
Edith E. Holiday
John P. Howe, III, M.D.
James W. McLane
Donald L. Seeley
Marilyn R. Seymann, Ph.D.

SCHEDULE A

BEVERLY ENTERPRISES, INC.

Underwriter	Principal Amount of Notes

Lehman Brothers Inc.	$88,200,000
Harris Nesbitt Gerard, Inc.	$11,800,000

Total	$100,000,000